Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 33-96852, 333-82526, and 333-159595) of Mid-America Apartment Communities, Inc.,
(2)	Registration Statement (Form S-3 No. 333-155905) pertaining to the Dividend and Distribution Reinvestment and Share Purchase Plan of Mid-America Apartment Communities, Inc.,
(3)	Registration Statement (Form S-8 No. 333-123945) pertaining to the Non-Qualified Deferred Compensation Plan for Outside Company Directors of Mid-America Apartment Communities, Inc.,
(4)	Registration Statement (Form S-8 No. 333-115834) pertaining to the Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan and the 2004 Stock Plan of Mid-America Apartment Communities, Inc., and
(5)	Registration Statement (Form S-8 No. 33-91416) pertaining to the 1994 Employee Stock Purchase Plan of Mid-America Apartment Communities, Inc.

of our reports dated September 16, 2011, September 19, 2011, September 21, 2011, January 16, 2012, and January 23, 2012, with respect to the statement of revenue and certain expenses of the Acquired Properties included in this Current Report (Form 8-K) of Mid-America Apartment Communities, Inc. for the year ended December 31, 2011.

/s/ Watkins Uiberall PLLC

Memphis, Tennessee

February 24, 2012